SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 8, 2006

Intelligroup, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Thornall Street Edison, New Jersey		08837

(Address of Principal Executive Offices)		(Zip Code)

(732) 590-1600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01.  Entry into an Amendment to a Material Agreement.

On June 8, 2006, Intelligroup, Inc. (the “Company”) and its Chief Executive Officer, Vikram Gulati, entered into an amendment (the “Amendment No. 2”) to the Employment Agreement dated June 30, 2005 by and between the Company and Mr. Gulati.  The Amendment No. 2 extends the term of the Employment Agreement by a period of twelve months.  All other terms and conditions remain in full force and effect.

ITEM 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 10.1 – Amendment No. 2 to Employment Agreement dated June 30, 2005, between Intelligroup, Inc. and Vikram Gulati.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

	By:	/s/ Madhu Poomalil

	Name:	Madhu Poomalil
	Title:	Chief Financial Officer and Treasurer

Date: June 12, 2006